Exhibit 99.2

Context Therapeutics Announces Positive Interim Efficacy and Safety Results from Ongoing Phase 1 Clinical Trial for CTIM-76

29% confirmed overall response rate per RECIST v1.1 in patients with platinum-resistant ovarian cancer (“PROC”) who progressed on a median of 7 prior lines of therapy

Cytokine Release Syndrome (“CRS”) in PROC limited to Grade 1 in 11% of patients

Pharmacokinetic (“PK”) profile supports exploration of Q3W dosing in 2H 2026

CTIM-76 has been granted FDA Fast Track Designation in PROC

Company to host conference call on Monday, June 15 at 8:00 a.m. ET

PHILADELPHIA, PA— June 15, 2026 —Context Therapeutics Inc. (“Context” or the “Company”) (Nasdaq: CNTX), a clinical-stage biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors, today announced positive interim Phase 1 clinical data for its CLDN6 x CD3 T cell engaging bispecific antibody, CTIM-76, in advanced, late-line platinum-resistant ovarian cancer (“PROC”). The data are as of a May 29, 2026 data cutoff from the ongoing CTIM-76 Phase 1 study.

“We are encouraged by the continued development of CTIM-76 as a potentially best-in-class CLDN6 T cell engager that may offer a much-needed new therapeutic approach for patients with platinum-resistant ovarian cancer,” said Martin Lehr, Chief Executive Officer of Context. “In our first clinical presentation of dose-escalation data, weekly administration of CTIM-76 produced compelling anti-tumor activity and a well-tolerated safety profile in heavily pretreated patients, many of whom had extensive prior exposure to antibody-drug conjugates. Building on this encouraging data, we have advanced into the next phase of development, where we will evaluate CTIM-76 administered every three weeks (“Q3W”). These results are expected to inform subsequent Phase 1b dose expansion in 2027.”

CTIM-76 Phase 1a Interim Data Summary:
•21 patients with PROC (n=14), testicular (n=4), and endometrial (n=3) cancer were treated with CTIM-76 at doses ranging from 22.5µg to 560µg every week (“QW”).
•At the active doses of 140µg to 280µg, 13 patients were treated in total, 10 of whom were efficacy evaluable, having had at least one post-baseline tumor assessment as of the data cutoff.
•560µg exceeded target exposures with QW dosing and was not pursued further.

PROC Patient Characteristics:

•Patients (n=9) received a median of 7 prior lines of therapy (range 5-16).
•Prior patient treatments included ADC (89%), checkpoint inhibitor (55%), VEGF (100%), or DNA repair agent (78%).
•44% of patients had liver metastases.

Efficacy Results:
•As of the data cutoff, 7 PROC patients were efficacy-evaluable at doses of 140µg to 280µg.
•Overall response rate (ORR): 29% of PROC patients (2/7) achieved confirmed partial RECIST v. 1.1 responses.
•Disease control rate (DCR)1: 57% (4/7)
•In early cohort patients who achieved confirmed stable disease or partial response, treatment durability was sustained for at least 6 months (n=3).

Safety Results:
•At active dose levels, CTIM-76 produced a favorable safety profile that is consistent with the expected mechanism of action for a T cell engager and supports continued clinical development.
•Adverse events generally occurred during the first or second dose and were predominantly low grade, with the majority of events reported as Grade 1 or Grade 2 and reversible with standard management.
•CRS events were infrequent and limited to Grade 1 (11%, n=1/9) at active dose levels in PROC patients, which may be supportive of outpatient dosing in future trials.

Pharmacokinetic Results:
•Approximately dose-dependent increases in CTIM-76 exposure with increasing dose level.
•Preliminary PK supports exploration of Q3W dosing schedule.

Investor Webcast and Conference Call Information
The Company will host a conference call to discuss these data at 8:00 a.m. ET today, June 15, 2026. Participants may access the live webcast of the conference call from the “News & Events” page of the Company’s website at www.contexttherapeutics.com. Participants may register for the conference call here and are advised to do so at least 10 minutes prior to joining the call. The webcast will be available for replay for at least 90 days on the Company’s website.

About CTIM-76
CTIM-76 is a CLDN6 x CD3 T cell engaging bispecific antibody. CLDN6 is enriched in a wide range of solid tumors, including ovarian, endometrial, lung, gastric, and testicular. Preclinical research suggests the potential for convenient dosing with low immunogenicity risk and scalable manufacturing to address the significant number of patients who are potentially eligible for CTIM-76 therapy. More information about the CTIM-76 clinical trial (NCT06515613) can be found on https://clinicaltrials.gov/.
About Context Therapeutics®
Context Therapeutics Inc. (Nasdaq: CNTX) is a clinical-stage biopharmaceutical company advancing T cell engaging (“TCE”) bispecific antibodies for solid tumors. Context’s goal is to build an innovative portfolio of TCE bispecific therapeutics, including CTIM-76, a Claudin 6 x CD3 TCE, CT-95, a Mesothelin x CD3 TCE, and CT-202, a Nectin-4 x CD3 TCE. Context is headquartered in Philadelphia. For more information, please visit www.contexttherapeutics.com or follow the Company on X (formerly Twitter) and LinkedIn.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, prospects, and plans and objectives of management, are forward-looking statements. These statements may be identified by words such as “may,” “will,” “expect,” “believe,” “could,” “estimate,” “potential,” “anticipate,” “look forward,” “plan,” “intend,” and similar expressions.
Forward-looking statements in this press release include, without limitation, statements regarding (i) expectations of CTIM-76 Q3W dosing in the second half of 2026 and that CTIM-76 Q3W data will be available to inform subsequent dose expansion, (ii) expectations of CTIM-76 Phase 1b clinical trial development to occur in 2027; (iii) expectations that CTIM-76 may potentially be a best-in-class CLDN6 T cell engager; (iv) expectations that CTIM-76 could be a new therapeutic approach for patients with platinum-resistant ovarian cancer; and (v) other non-historical statements.
These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied, and the Company cannot assure that its plans, intentions, expectations, or strategies will be achieved. These risks and uncertainties include, without limitation: (i) uncertainties regarding the Company’s expectations, projections, and estimates of future costs and expenses, capital requirements, the availability of additional financing and the Company’s capital requirements; (ii) the timing, progress, and results of the Company’s discovery, preclinical and clinical development activities; (iii) clinical trial site activation and enrollment; (iv) unexpected safety or efficacy data observed during preclinical studies or clinical trials; (v) the risk that results from nonclinical or clinical studies may not be predictive of future results, and that interim data are subject to further analysis; (vi) uncertainties related to the regulatory approval process; (vii) the Company’s reliance on third parties; (viii) macroeconomic conditions; and (ix) whether the Company has sufficient funding to meet future operating expenses and capital expenditure requirements. Additional factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including future reports.
Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, which speak only as of the date of this press release, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Jennifer Minai-Azary
Chief Financial Officer

Context Therapeutics
IR@contexttherapeutics.com
1 Disease Control Rate: Patients achieving a confirmed response of stable disease, partial response, or complete response.